Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

USD Partners LP
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201275) of USD Partners LP, of our report dated March 10, 2016, relating to the 2015 and 2014 consolidated financial statements, which appears in this Form 10-K.

/S/ BDO USA, LLP
Houston, Texas
March 10, 2016